Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - March 2007

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2002-5 $1,000MM 7/15/2007	2002-7 $750MM 11/15/2007	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013
Yield	18.07%	18.07%	18.07%	18.07%	18.07%	18.07%
Less: Coupon	5.54%	5.47%	5.51%	5.50%	5.49%	5.63%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.09%	4.09%	4.09%	4.09%	4.09%	4.09%
Excess Spread:
March-07	6.94%	7.01%	6.97%	6.98%	6.99%	6.85%
February-07	5.98%	6.06%	6.01%	6.02%	6.04%	5.89%
January-07	5.31%	5.38%	5.33%	5.34%	5.36%	5.21%
Three Month Average Excess Spread	6.08%	6.15%	6.10%	6.11%	6.13%	5.98%

Delinquency:
30 to 59 Days	0.95%	0.95%	0.95%	0.95%	0.95%	0.95%
60 to 89 Days	0.65%	0.65%	0.65%	0.65%	0.65%	0.65%
90+ Days	1.56%	1.56%	1.56%	1.56%	1.56%	1.56%
Total	3.16%	3.16%	3.16%	3.16%	3.16%	3.16%

Principal Payment Rate	18.87%	18.87%	18.87%	18.87%	18.87%	18.87%

Series Deal Size Expected Maturity	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008	2004-2 $1,750MM 6/15/2007
Yield	18.07%	18.07%	18.07%
Less: Coupon	5.48%	5.46%	5.37%
Servicing Fee	1.50%	1.50%	1.50%
Net Credit Losses	4.09%	4.09%	4.09%
Excess Spread:
March-07	7.00%	7.02%	7.11%
February-07	6.04%	6.06%	6.15%
January-07	5.37%	5.38%	5.47%
Three Month Average Excess Spread	6.14%	6.15%	6.24%

Delinquency:
30 to 59 Days	0.95%	0.95%	0.95%
60 to 89 Days	0.65%	0.65%	0.65%
90+ Days	1.56%	1.56%	1.56%
Total	3.16%	3.16%	3.16%

Principal Payment Rate	18.87%	18.87%	18.87%